BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/30/2020

Work Order Item Number: W2020093000899-853272

Filing Number: 20200947709

Filing Type: Amended and Restated Articles

Filing Date/Time: 9/30/2020 8:00:00 AM

Filing Page(s): 7

Indexed Entity Information:

Entity ID: C9449-1992

Entity Name: Wetouch Technology Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Wetouch Technology Inc.

Nevada Business Identification # NV19921056313
Expiration Date: 08/31/2021

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 09/30/2020.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202009301114680
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of	Business Number C9449-1992
Barbara K. Cegavske	Filing Number 20200947709
Secretary of State	Filed On 9/30/2020 8:00:00 AM
State Of Nevada	Number of Pages 7

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Gulf West Investment Properties, Inc.

Entity or Nevada Business Identification Number (NVID): C9449-1992

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.5%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: × The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. × The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. × Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Articles restated in their entirety (attach additional page(s) if necessary)
6. Signature: (Required)	X 蔡[illegible] President, Secretary, Treasurer Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

CERTIFICATE OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
GULF WEST INVESTMENT PROPERTIES, INC.

Pursuant to the provisions of Nevada Revised Statutes 78.390 and 78.403, the undersigned officer of Gulf West Investment Properties, Inc., a Nevada corporation, does hereby certify as follows:

A. The original Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on August 31, 1992. The original Articles of Amendment were amended and/or supplemented on September 3, 1992; on July 20, 1993, on November 20, 1995, on March 12, 1996, on June 29, 2005, on December 2, 2005, on November 29, 2006, on September 18, 2007, on June 19, 2008, on September 22, 2009, and on March 31, 2019.

B. The board of directors of the Corporation has duly adopted resolutions proposing to amend and restate the Articles of Incorporation of the Corporation as set forth below, declaring such amendment and restatement to be advisable and in the best interests of the Corporation.

C. The amendment and restatement of the Articles of Incorporation as set forth below has been approved by a majority of the voting power of the stockholders of the Corporation, which is sufficient for approval thereof.

D. This certificate sets forth the text of the Articles of Incorporation of the Corporation as amended and restated in their entirety to this date as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
WETOUCH TECHNOLOGY INC.

ARTICLE I
CORPORATE NAME

On the effective date hereof (the "Effective Date"), the name of the corporation (which is hereinafter referred to as the "Corporation") shall be Wetouch Technology Inc.

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Corporation's registered office in the State of Nevada is 1645 Village Center Circle, Ste. 170, Las Vegas, NV 89134. The name of its registered agent at such address is Vcorp Services, LLC.

ARTICLE III
CORPORATE PURPOSES AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada. The Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Revised Statutes.

ARTICLE IV
CAPITAL STOCK

4.1 Number of Authorized Shares; Par Value. The aggregate number of shares which the Corporation shall have authority to issue is three hundred ten million (310,000,000) shares, of which three hundred million (300,000,000) shares shall be designated as common stock, par value $0.001 per share, and of which ten million (10,000,000) shall be designated as preferred stock, par value $0.001 per share.

4.2 Reverse Stock Split. Effective on the Effective Date, every seventy (70) shares of the Corporation's common stock, par value $0.001 per share, without further actions by the Corporation or any holder thereof shall be combined into and automatically become one (1) fully paid and non-assessable share of the Corporation's common stock, par value $0.001 per share (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Any holder of record that otherwise would be entitled to receive a fractional share shall be entitled to receive one whole share.

4.3 Preferred Stock. The preferred stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, options or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation (the "Board of Directors"), with the Board of Directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

ARTICLE V
DIRECTORS

5.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of at least one (1) director. Provided that the Corporation has at least one (1) director, the number of directors may at any time or times be increased or decreased as provided in the Bylaws of the Corporation.

5.2 Elections of directors need not be done by written ballot unless the Bylaws of the Corporation shall otherwise provide.

5.3 The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Nevada Revised Statutes, these Articles of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE VI
DIRECTOR AND OFFICER LIABILITY

6.1 Directors and officers of the Corporation shall not be individually liable to the Corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or refusal to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article VI shall also be deemed amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

6.2 Neither the amendment nor repeal of this Article VI, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of such provisions, in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision, regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

ARTICLE VII
INDEMNIFICATION

7.1 Power to Indemnify. The Corporation shall have the power to indemnify to the fullest extent permitted, from time to time, by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with such action, suit or proceeding. The Corporation shall have the power to enter into agreements providing any such indemnity.

7.2 Expenses. The Corporation shall have the power to advance to a director, officer, employee or agent of the Corporation expenses incurred in connection with defending any action, suit or proceeding referred to above or in the Bylaws at any time before the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII or as provided in the Bylaws. The Corporation shall have the power to enter into agreements providing for such advancement of expenses.

7.3 Non-exclusivity. The indemnification and other rights provided for in this Article VII shall not be exclusive of any provision with respect to indemnification or the payment of expenses in the Bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation or any other person.

7.4 Future Changes. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

ARTICLE VIII
AMENDMENT OR REPEAL

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute and by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amended and Restated Articles of Incorporation of the Corporation as of September 30, 2020.

蔡嘉颖

Name: Jiaying Cai

Title: President